Exhibit 10.3

                           LOAN MODIFICATION AGREEMENT

THIS LOAN MODIFICATION AGREEMENT ("Modification Agreement") is made as of January 31, 2002, between ADVANCED MARKETING SERVICES, INC., a Delaware corporation ("Borrower"), and CALIFORNIA BANK & TRUST, a California banking corporation ("Bank"), with reference to the following:

                                 R E C I T A L S

     A. Bank and Borrower are parties to that certain Revolving Credit Agreement dated as of January 11, 2002 ("Loan Agreement"), pursuant to which Borrower delivered to Bank a promissory note dated January 11, 2002 made by Borrower as maker to Bank, in the original principal amount of $13,000,000 ("Note"). The Loan Agreement, Note and related documents are referred to collectively as the "Loan Documents". Initially capitalized terms not otherwise defined herein have the same meanings as in the Loan Agreement.

     B. The parties now wish to revise the Loan Documents to provide for an increase in the Loan amount from $13,000,000 to $23,000,000 during the period from February 1 through March 31, 2002, and for the reduction of the Loan amount back to $13,000,000 as of April 1, 2002.

     THE PARTIES AGREE AS FOLLOWS:

     1. MODIFICATION OF LOAN DOCUMENTS. Subject to the conditions precedent of Paragraph 2 below, the Loan Documents are modified in the following respects:

         1.1 The Loan amount is increased as of February 1, 2002 from Thirteen Million Dollars ($13,000,000) ("Original Loan Amount") to Twenty-Three Million Dollars ($23,000,000) ("Temporary Increased Loan Amount"). Effective as of April 1, 2002, the Loan amount will be reduced to, and Borrower shall thereafter have no right to any Advances in excess of, the Original Loan Amount.

         1.2 For good and valuable consideration, Borrower promises to pay to Bank, or order, the Temporary Increased Loan Amount, or so much thereof as may be advanced under the Note as modified hereby, with interest from the date of each Advance at the interest rate specified in the Note, until paid in full in accordance with the terms of the Note.

         1.3 No later than April 1, 2002, Borrower shall pay to Bank the amount, if any, by which the principal balance outstanding on the Note exceeds the Original Loan Amount.

     2. CONDITIONS PRECEDENT. This Modification Agreement, and the temporary increase of the Loan amount as set forth herein, shall be effective only upon the date on which by which all of the following conditions precedent set forth below have been satisfied or waived: (i) Borrower shall have paid Bank an additional funding fee in the amount of Two Thousand Five Hundred Dollars ($2,500); and (ii) Borrower shall have paid Bank all costs and expenses incurred by Bank in connection with this Modification Agreement, including without limitation Bank's legal fees. The foregoing conditions precedent are solely for the benefit of Bank, and may be waived in writing unilaterally by Bank.


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     3.  OTHER MATTERS OF AGREEMENT.

         3.1 Except as expressly set forth herein, this Modification Agreement shall not affect or impair any other covenants or conditions set forth in the Loan Documents.

         3.2 This document may be executed in two or more counterparts, each of which will be considered an original but all of which together shall constitute one agreement.

         3.3 Except as modified hereby, all provisions of the Loan Documents shall remain in full force and effect.

BANK: CALIFORNIA BANK & TRUST, a California banking corporation


                                By /S/ STEVE DELONG
                                   ---------------------------------------------
                                Name  STEVE DELONG
                                      ------------------------------------------
                                Title VICE PRESIDENT
                                      ------------------------------------------


                                 By
                                    --------------------------------------------
                                 Name
                                       -----------------------------------------
                                 Title
                                       -----------------------------------------


BORROWER:                       ADVANCED MARKETING SERVICES, INC., a
                                Delaware corporation


                                By /S/ MICHAEL M.  NICITA
                                   ---------------------------------------------
                                   Michael M. Nicita, President and CEO


                                By  /S/ EDWARD J.  LEONARD
                                    --------------------------------------------
                                    Edward J. Leonard, Exec. Vice Pres. and CFO